                                  HARRIS CORPORATION
                                   FARINON DIVISION

                                  PURCHASE AGREEMENT


This Agreement is entered into this 26th day of April, 1996, by and between Advanced Radio Telecom Corporation, a Delaware corporation with offices located at 500 108th Avenue NE, Suite 2600, Bellevue, WA 98006 ("ART" or "Customer"), and Harris Corporation, Farinon Division, a Delaware corporation, with offices located at 330 Twin Dolphin Drive, Redwood Shores, CA 94065 ("Harris").

Whereas, Customer desires to purchase microwave transmission equipment, software and services ("Products"), and

Whereas, Harris is willing to sell such Products to Customer upon the terms and conditions as set forth herein and the various annexes attached hereto and incorporated into this document,

Now, Therefore, in consideration of the mutual covenants set forth below, ART and Harris, intending to be legally bound, hereby agree as follows:

1.  EFFECTIVE DATE; RELATED PCS MARKETING AGREEMENT; FINANCING COMMITMENT.

The Effective Date of this Agreement shall be the date of execution by the parties, provided, however, that the rights and obligations of the parties hereunder shall not become effective unless and until the parties have executed a definitive marketing agreement ("PCS Marketing Agreement") for 38 GHz services as contemplated by Version 5 of a Letter of Intent executed by ART and Harris and dated February 22, 1996.

2.  SCOPE

Harris will furnish Products for Customer in accordance with the individual Purchase Orders issued by Customer from time to time during the Term of this Agreement based upon the prices provided in Annex A hereto. The Products will be provided in conformity with the terms, conditions, specifications and other requirements of this Agreement and each Purchase Order will be governed by the terms and conditions stated herein.

3.  PRICES/TAXES

All prices are exclusive of shipping and insurance charges which shall be billed separately. All prices are exclusive of all sales, use, excise, and other taxes, duties or charges. Unless evidence of tax exempt status is provided by Customer, Customer shall pay, or upon receipt of invoice from Harris, shall reimburse Harris for all such taxes or charges levied or imposed on Customer, or required to be collected by Harris, resulting from this transaction or any part thereof.

All prices are FOB Harris' Factory. Unless instructed otherwise, Harris will arrange for insurance and standard commercial shipping, the costs of which will be invoiced to the Customer.

Responsibilities regarding the export of items delivered under this Agreement are detailed in ARTICLE 8. Prior to delivery, Harris reserves the right to make substitutions, modifications and improvements to the equipment and/or software ordered, provided that such substitutions, modifications or improvements shall not materially affect performance in the application originally agreed to with Customer.

4.  PURCHASE FORECAST GOALS.

ART shall provide Harris with MicroStar and MicroStar Plus purchase forecasts, which shall serve as a baseline to establish pricing levels outlined in Annex A. ART's initial forecast is attached hereto as ANNEX B. Unless otherwise agreed by the parties, future forecasts shall be provided by ART on a quarterly basis.

5.  PAYMENT/FINANCING

Payment terms shall be determined on a per order basis and are subject to credit review by Harris.

Late payments shall result in the assessment of a late charge equal to one and one-half (1 1/2%) percent per month on any outstanding balance, or the maximum amount of interest chargeable by law, whichever is less.

Customer shall remain liable for all payments regardless of the method of payment or financing of this Agreement, unless otherwise agreed to in writing by Harris.

Customer's payment obligations are particular hereto, and Customer has no right of set-off against other Purchase Orders or other transactions between the parties.

6.  WARRANTIES AND LICENSE

    a)   EQUIPMENT WARRANTY

Refer to Annex C for terms and conditions related to customer service and equipment warranty:

Harris warrants that each product of its own manufacture shall, at the time of delivery and for a period of twenty-four (24) months thereafter, be free from defects in materials and workmanship and to conform to Harris' published specifications. Such warranty shall not include any consumable components to which a specific manufacturer's guarantee applies. If any Harris product shall prove to be defective in materials or workmanship under normal intended usage, operation and maintenance during the applicable warranty period as determined by Harris after examination of the product claimed to be defective, then Harris shall repair, replace or refund the purchase price of, at Harris' sole option, such defective product, in accordance with procedures specified below, at its own expense, exclusive, however, of the cost of labor by the Customer's own employees, agents or contractors in identifying, removing or replacing the defective part(s) of the product. Replacement products may be new, refurbished or remanufactured. Returned replaced products shall become the property of Harris. Replacement products shall be warranted for the balance of the unexpired portion of the returned products warranty.

In composite equipment assemblies and systems, which include equipment of such other than Harris manufacture, Harris' responsibility under this warranty provision for the non-Harris manufactured portion of the equipment shall be limited to the other equipment manufacturer's standard warranty. Provided, however, that if the other manufacturer's standard warranty period is of a shorter duration than the warranty period applicable to Harris' manufactured equipment, then Harris shall extend additional coverage to such other equipment manufacturer's warranty equal to the differential in time between the expiration of the other manufacturer's warranty and the duration of Harris' manufactured equipment warranty applicable to such order. Harris shall repair, replace or refund the purchase price of, at Harris' sole option, such other manufacturer's defective part(s) within sixty (60) days after receipt of such parts by Harris in accordance with the below specified procedures, at Harris' own expense, exclusive, however, of cost of labor by the Customer's own employees, agents or contractors in identifying, removing or replacing the defective part(s) of the product.

A written authorization to return products to Harris under this warranty must be obtained from a Harris representative prior to making shipment to Harris' plant, and all returns shall be shipped freight prepaid. Collect shipments will not be accepted, but Harris will prepay return freight charges on repaired and replaced products found to be actually defective.

The warranty provided herein does not cover damage, defects, malfunctions or service failures caused by:

(1) Customer's failure to follow Harris' environmental, installation, operation or maintenance specifications or instructions;

(2)  Modifications, alterations or repairs made other than by Harris;

(3) Customer's mishandling, abuse, misuse, negligence, or improper storage, servicing or operation of the Equipment (including without limitation use with incompatible equipment); or

(4) Power failures, surges, fire, flood, accident, actions of third parties or other like events outside Harris' control. Repairs necessitated during the warranty period by any of the foregoing causes may be made by Harris, and the Customer shall pay Harris' standard charges for time and materials, together with all shipping and handling charges arising from such repairs.

    b)   SOFTWARE WARRANTY AND LICENSE

    (1) LICENSE. Harris grants to Customer a non-exclusive, non-transferable license to use the software and related documentation ("Software") provided hereunder. The Software may include software and documentation that are owned by third parties and distributed by Harris under license from the owner. If Customer is a reseller of the software purchased under this agreement, this license is assignable only to Customer's customer, subject to Harris' written authorization and only if the end customer is bound in writing to the Terms and Conditions of this license. Customer shall retain a copy of such end Customer Agreement for Harris' inspection.

    (2) COPIES. Customer shall not make any copies of the Software, except for a single archival copy solely for internal purposes.

    (3) CONFIDENTIALITY. Customer shall maintain the confidentiality of the Software and shall not sub-license, sell, rent, disclose, make available, or otherwise communicate the Software to any other person, or use the Software except as expressly authorized in writing by Harris.

    (4) TITLE. The Software and all copies thereof will at all times remain the sole and exclusive property of Harris or its licensor, as applicable, and Customer shall obtain no title to the Software.

    (5) COPYRIGHT. Customer shall reproduce all copyright notices and any other proprietary legends on any copy of the Software made by Customer.

    (6) ALTERATION. Customer shall not modify, disassemble, or decompile the Software.

    (7) MEDIA. If Customer sells or otherwise disposes of Customer owned media on which the software is fixed, such media must be erased before any sale or disposal.

    (8) WARRANTY. Harris does not warrant that the operation of the Software will be error free. Harris will use reasonable efforts to correct any defects reported to Harris in writing within twenty-four (24) months of the date of shipment, exclusive of defects caused by physical defects in Software disks due to mishandling, operator error or interfacing other systems not approved by Harris.

    c)   LIMITATIONS

LIABILITY OF HARRIS FOR BREACH OF ANY AND ALL WARRANTIES HEREUNDER IS EXPRESSLY LIMITED TO THE REPAIR, REPLACEMENT OR REFUND OF THE PURCHASE PRICE OF DEFECTIVE PRODUCTS AS SET FORTH IN THIS SECTION, AND IN NO EVENT SHALL HARRIS BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES BY REASON OF ANY BREACH OF WARRANTY OR DEFECT IN MATERIALS OR WORKMANSHIP. HARRIS SHALL NOT BE RESPONSIBLE FOR REPAIR, REPLACEMENT, REFUND OF PURCHASE PRICE OF PRODUCTS WHICH HAVE BEEN SUBJECTED TO NEGLECT, ACCIDENT OR IMPROPER USE, OR WHICH HAVE BEEN ALTERED BY OTHER THAN AUTHORIZED HARRIS PERSONNEL. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER ORAL, WRITTEN, EXPRESSED, IMPLIED, OR STATUTORY.
IN PARTICULAR, THE IMPLIED WARRANTIES OF FITNESS FOR PARTICULAR PURPOSE AND MERCHANTABILITY ARE HEREBY DISCLAIMED AND SHALL NOT BE APPLICABLE EITHER FROM HARRIS OR ANY OTHER EQUIPMENT OR SOFTWARE MANUFACTURER, HARRIS' WARRANTY OBLIGATIONS AND CUSTOMER'S REMEDIES THEREUNDER ARE SOLELY AND EXCLUSIVELY AS STATED HEREIN. IN NO CASE SHALL HARRIS BE LIABLE FOR INDIRECT KINDS OF DAMAGES, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, AND CONSEQUENTIAL DAMAGES, OR LOSS OF CAPITAL, REVENUE, OR PROFITS. IN NO EVENT SHALL HARRIS' LIABILITY TO CUSTOMER, OR ANY PARTY CLAIMING THROUGH CUSTOMER, BE IN EXCESS OF THE ACTUAL SALES PRICE PAID BY CUSTOMER FOR ANY ITEMS SUPPLIED HEREUNDER.

7.  TITLE AND RISK OF LOSS

Risk of loss for all Equipment sold under this Agreement shall pass to Customer at time of delivery as defined herein. Customer grants to Harris a security interest in the Equipment covered by this Agreement in the amount of the unpaid balance of the purchase price until payment in full of the purchase price at which time title in the Equipment will pass in accordance with the terms and conditions set forth herein. A financing statement may be filed with the appropriate public authorities and Customer agrees to sign any such financing statements or other documents tendered to it by Harris from time to time to protect Harris' security interest.

8.  EXPORT AND RE-EXPORT RESTRICTIONS

Performance and delivery of the equipment, documents, services and Software sold or delivered hereunder are subject to export control laws and regulations of the United States and/or Canada, as applicable, and conditioned upon receipt of required U.S. and/or Canadian Government licenses and approvals by Harris. Customers shall not export products or technical data delivered hereunder from the United States or Canada without complying with regulations of the Bureau of Export Administration of the United States Department of Commerce and/or the Export Controls Division of the Canadian Department of Foreign Affairs and International Trade, as applicable. Customers shall not re-export the products and technical data delivered hereunder from the country of delivery or to any facility engaged in the design, development, stockpiling, manufacturing or use of missile, chemical or biological weapons without fully complying with the regulations of the above United States and/or Canadian government agencies.

9.  EXCUSABLE DELAY

Harris shall be excused from performance under the Purchase Order and not be liable to Customer for delay in performance attributable in whole or in part to any cause beyond its reasonable control, including but not limited to, actions or inactions of government whether in its sovereign or contractual capacity, judicial action, war, civil disturbance, insurrection, sabotage, act of a public enemy, labor difficulties or disputes, failure or delay in delivery by Harris' suppliers or subcontractors, transportation difficulties, shortage of energy, materials, labor or equipment, accident, fire, flood, storm or other act of God, or Customer's fault or negligence.

In the event of an excusable delay, Harris shall make reasonable efforts to notify Customer of the nature and extent of such a delay and Harris (i) will be entitled to a schedule extension on at least a day-for-day basis, (ii) in the event of Customer's fault or negligence, will be also entitled to an equitable adjustment in the price of this contract. Notwithstanding any other term contained herein. In the event an excusable delay occurs and continues for a period of ninety (90) days or longer, ART shall have the right to immediately terminate this Agreement or any Purchase Order given pursuant to the Agreement without further liability to Harris.

10. TERM AND TERMINATION

This Agreement shall continue in effect for one (1) year from the date hereof at which time it will terminate, unless terminated earlier pursuant to this Article
12.  Renewal is subject to mutual written agreement signed by both parties.

Cancellation of any Purchase Order hereunder will be accepted only upon the specific written approval of Harris and is subject to standard Harris cancellation charges of 25% if cancellations is received 30 days after receipt of order from ART, provided however, that ART may cancel any Purchase Order without the approval of Harris and without incurring cancellation charges if the delivery of Products under such Purchase Order is delayed, or expected to be delayed, by ninety (90) days or more from the original delivery date.

In the event that Customer shall become liquidated, dissolved, bankrupt or insolvent, or shall take any action to be so declared, or shall suffer any such action brought by another, Harris shall have the right to terminate this Agreement and all Purchase Orders immediately and may stop shipment of any Products in transit.

Either party may terminate this Agreement immediately upon notice in writing to the other party:

    a) if the other party shall breach any provision of this Agreement in any material respect and such breach remains unremedied thirty (30) days after notice thereof from the non-breaching party;

    b) in the event that the other party breaches any material term, condition or covenant of the PCS Marketing Agreement referenced in Section 1 above and the other party fails to cure any default or breach within thirty (30) days of receipt of written notice of such breach from the non-breaching party; or

    c) in the event that the other party has caused the PCS Marketing Agreement referenced in Section 1 above to be terminated.

    The right of termination provided herein is absolute and neither party shall be liable to the other for damages or otherwise by reason of such termination.

11. INFRINGEMENT INDEMNIFICATION

Customer agrees to promptly notify Harris in writing of any notice, suit, or any action against Customer based upon a claim that the Product infringes a U.S. patent, copyright, trademark, or trade secret of a third party. Harris will defend at its expense any such action, except as excluded below, and shall have full control of such defense including all appeals and negotiations, and will pay all settlement costs, or damages awarded against Customer, but Harris shall not be liable to Customer for special, incidental, indirect or consequential damages. In the event of such notice, suit or action, Harris will at its expense procure for the Customer the right to continue using the product, or modify the Product to render such non-infringing, or accept return and replace such with substantially equivalent non-infringing equipment, or accept return of the Product and refund or credit to Customer the amount of the original purchase price, less a reasonable charge for depreciation and damage.

The preceding agreements by Harris in this section shall not apply to any Product or portion thereof manufactured to specifications furnished by or on behalf of Customer, or to any infringement arising out of the use of the Product in combination with other equipment or software not furnished by Harris, or to use in a manner not normally intended, or to any patent, copyright, trademark or trade secret in which Customer, or subsidiary or affiliate thereof, has a direct or indirect interest, or if customer has not provided Harris with prompt notice, authority, information and assistance necessary to defend the action. The foregoing states the entire liability of Harris for patent, copyright, trademark and trade secret infringements by the Product or portion thereof.

The rights and obligations of the parties under this Section shall survive termination of this Agreement.

12. TECHNICAL DATA AND INVENTION

Unless specifically agreed to by Harris and identified and priced in this contract as a separate item or items to be delivered by Harris (and in that event, except to the extent so identified and priced), the sale of goods hereunder confers on Customer no right in, license under, access to, or entitlement of any kind to any of Harris' technical data including but not limited to design, process technology, softare and drawings, or to Harris' inventions (whether or not patentable) irrespective of whether any such technical data or invention or any portion thereof arose out of work performed under or in the course of this contract, and irrespective of whether Customer has paid or is obligated to pay Harris for any part of the design and/or development of the goods.

Harris shall not be obliged to safeguard or hold confidential any data whether technical or otherwise, furnished by Customer for Harris' performance of this contract unless (and only to the event that) Customer and Harris have entered into a separate written confidential agreement.

Customer shall not violate Harris' copyright of documents or software or disclose Harris' confidential or proprietary data to others without Harris written permission.

13. ASSIGNMENT

Neither party may assign this agreement in whole or in part without the prior written consent signed by an officer of the other party. Such consent shall not be unreasonably withheld.

14. GOVERNING LAW, VENUE, AND JURISDICTION

This Agreement will be governed by and construed in accordance with the laws of the State of California. The parties agree that any action to enforce any provision of this Agreement or arising out of or based upon this Agreement or the business relationship between Harris and Customer will be brought in a local or Federal court of competent jurisdiction in the State of California.

15. ENFORCEABILITY

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired.

16. NOTICES

All notices shall be in writing and shall be delivered or sent by registered, certified or express mail, return receipt requested, to the addresses indicated in this Agreement or to such other addresses as the parties shall specify by giving notice pursuant hereto. A copy of all notices shall be sent to Harris Corporation, Farinon Division, 330 Twin Dolphin Drive, Redwood Shores, CA 94065.
Attention: Manager of Contracts, and to W. Theodore Pierson, Jr. Executive Vice President and General Counsel, 1667 K Street, NW, Suite 801 Washington, DC 20006.

17. INDEMNIFICATION

    a)  INDEMNIFICATION OF ART BY HARRIS

Harris shall indemnify ART against, and hold ART harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with arising out of or relating to the installation, operation, or use of the Products for personal injury or damage to tangible property, caused by the negligent acts or omissions of Harris or Harris's employees, agents or invitees. In no event shall ART's employees, agents or invitees be deemed to be employees, agents or invitees of Harris.

    b)  INDEMNIFICATION OF HARRIS BY ART

ART shall indemnify Harris against, and hold Harris harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) to the extent they arise out of or are in connection with or relate to the installation, operation, or use of the Products for personal injury or damage to tangible property, caused by the negligent acts or omissions of ART or ART's employees, agents or invitees. In no event shall Harris's employees, agents or invitees be deemed to be employees, agents or invitees of ART.

    c)  DUTY TO NOTIFY AND ASSIST

If any claim arises to which the provisions of this Section may be applicable, the party against whom such claim is made shall notify the other party immediately upon learning of the claim. If it appears that the other party may be obligated to provide indemnification as a result of such claim, the other party, in its discretion, may settle or compromise the claim or retain counsel of its own choosing and control and prosecute the defense against such claim. In no event shall the party against whom the claim is asserted have the right to pay, settle or compromise such claim without the prior written consent of the party who may be obligated to indemnify under this Section and the parties hereto agree that they will not unreasonably withhold consent to such consent to payment, settlement or compromise. The party against whom the claim is asserted shall provide the other party such assistance as may be reasonable in the defense and disposition of such claim.

The rights and obligations of the parties under this Section shall survive termination of this Agreement.

18. LIMITATION OF LIABILITY

NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS CONTRACT, UNDER NO CIRCUMSTANCES SHALL HARRIS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY CLAIMING UNDER CUSTOMER FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, AS A RESULT OF A BREACH OF ANY PROVISION OF THIS CONTRACT.

19. ENTIRE AGREEMENT

This Agreement supersedes all previous communications, transactions, and understandings, whether oral, or written, and constitutes the sole and entire agreement between the parties pertaining to the subject matter hereof. No modification or deletion of, or addition to these items shall be binding on either party unless made in writing and signed by a duly authorized representative of both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first stated above.


ADVANCED RADIO TELECOM CORPORATION


BY: /s/ Charles P. Menatti
   --------------------------------

NAME: Charles P. Menatti
     ------------------------------

TITLE: V.P. Bus. Dev.
- -----------------------------------


HARRIS CORPORATION
FARINON DIVISION

BY: /s/ J. Michael Slattery
   --------------------------------

NAME: J. Michael Slattery
     ------------------------------

TITLE: Division Controller
     ------------------------------

                                     ANNEX A


                                     PRICING

                                     ANNEX A
                                     -------

                                     Pricing
                                     -------

                               38 GHz 8T1 products
                               -------------------


1.0  MicroStar 8T1.
     --------------


1.1  Pricing by annual purchased quantities.
     ---------------------------------------


     Prices for MicroStar 38, non-protected links, equipped with 8T1, integrated antenna and pole mounting gear. The radios have built-in access ports for NMS, CIT and east & west connections. Product documentation is included. Prices are in US $ and are exclusive of sales taxes.

     The following table shows the gradual discounts related to annual volume purchased. The prices are for 38 GHz 8T1 links.


      Annual            Price               Price
        Qty
      Serial        MicroStar 8T1       MicroStar 8T1
       Links            Link                Link
                    With 12" ant.       With 24" ant.


                  [CONFIDENTIAL]



1.2  Pricing methodology

     Pricing outlined in 1.1 are serial based for volumes achieve over a period of one year.

                                                                         Annex A
                                                                          Page 2

                                     ANNEX A
                                     -------

                                     Pricing
                                     -------

                               38 GHz 8T1 products
                               -------------------

1.3  Options
     -------

1.31 Craft Interface Tool software.
     ------------------------------

     A multi-Site lisence will be provided to ART at [CONFIDENTIAL]. Harris will support ART on this product. ART installation technicians will get their support through ART as opposed to direct support from Harris.

1.32 Antenna alignment tool kit.
     ---------------------------

     The antenna alignment tool kit consist of a removable Azimuth & Elevation adjustment mechanism. Harris will supply ART with [CONFIDENTIAL] for every [CONFIDENTIAL] purchased under this agreement up to a maximum of [CONFIDENTIAL] kits after which each kits will be sold at [CONFIDENTIAL]. Any extra kits can be purchased at [CONFIDENTIAL] at any time.

1.4  Delivery
     --------

     Delivery of MicroStar radios will begin no later than June 30, 1996.

1.5  Extended Warranty
     -----------------

     Annual Repair Service Program (per link) ............  [CONFIDENTIAL]

                                                                         Annex A
                                                                          Page 3
                                     ANNEX A
                                     -------

                                     Pricing
                                     -------

                               38 GHz DS3 products
                               -------------------

2.0  MicroStar Plus (DS3)
     --------------------

2.1  Pricing by annual purchased quantities
     --------------------------------------

     Prices for MicroStar Plus 38, DS3, non-protected link equipped with Integrated 9" CTS antenna and pole mounting gear. The radios have built-in access ports for NMS, CIT and east & West connections. MicroStar Plus provides a clear DS3 interface. For T1 interfaces an external multiplexer is required. Product documentation is included. Prices are in US $ and are exclusive of sales taxes.


      Annual            Prices              Prices
        Qty        MicroStar Plus      MicroStar Plus
                         DS3                 DS3
      Serial         with 9" CTS        with 11" CTS
                       antenna             antenna
       Links          Per link            Per link

                   [CONFIDENTIAL]

     2.2  Pricing methodology

     Pricing outlined in 2.1 are serial based for volumes achieve over a period of one year.

                                                                         Annex A
                                                                          Page 4
                                       ANNEX A

                                       PRICING


                                 38 GHz, DS3 PRODUCTS

2.3 OPTIONS

2.31 CRAFT INTERFACE TOOL SOFTWARE

    A multi-Site lisence will be provided to ART at [CONFIDENTIAL]. Harris will support ART on this product. AT installation technicians will get their support through ART as opposed to direct support from Harris.

2.4 DELIVERY

    Delivery of the MicroStar Plus DS3 will begin no later than Jan. 15, 1997

2.5 EXTENDED WARRANTY

    Annual Repair Service Program (per link) ......... $ [CONFIDENTIAL]

                                       ANNEX B

                                MINIMUM PURCHASE GOALS

                             FOR YEAR 1 OF THIS AGREEMENT


                                  QUARTERLY FORECAST



- --------------------------------------------------------------------------------
         MONTH          MICROSTAR 38 GHz, 8T1         MICROSTAR 38 GHz, DS3
       1996/1997                LINKS                         LINKS
- --------------------------------------------------------------------------------

          Q1                      50
- --------------------------------------------------------------------------------
          Q2                      50
- --------------------------------------------------------------------------------
          Q3                      50                           140
- --------------------------------------------------------------------------------
          Q4                      50                           135
- --------------------------------------------------------------------------------

Total for 12 month period        200                           275
- --------------------------------------------------------------------------------

                                       ANNEX C

                                   CUSTOMER SUPPORT

CUSTOMER SUPPORT                                  [HARRIS FARINON DIVISION LOGO]
- --------------------------------------------------------------------------------

THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER ORAL, WRITTEN, EXPRESSED, IMPLIED, OR STATUTORY. IN PARTICULAR, THE IMPLIED WARRANTIES OF FITNESS FOR PARTICULAR PURPOSE AND MERCHANTABILITY ARE HEREBY DISCLAIMED AND SHALL NOT BE APPLICABLE EITHER FROM HARRIS FARINON OR ANY OTHER EQUIPMENT MANUFACTURER. HARRIS FARINON'S WARRANTY OBLIGATIONS AND BUYER'S REMEDIES THEREUNDER ARE SOLELY AND EXCLUSIVELY AS STATED HEREIN. IN NO CASE SHALL HARRIS FARINON BE LIABLE FOR INDIRECT KINDS OF DAMAGES, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, AND CONSEQUENTIAL DAMAGES, OR LOSS OF CAPITAL, REVENUE, OR PROFITS. IN NO EVENT SHALL HARRIS FARINON'S LIABILITY TO BUYER, OR ANY PARTY CLAIMING THROUGH BUYER, BE IN EXCESS OF THE ACTUAL SALES PRICE PAID BY BUYER FOR ANY ITEMS SUPPLIED HEREUNDER.

REPAIR & EXCHANGE WARRANTY

Harris Farinon's warranty policy is as follows:

Repair Warranty              90 days
Exchange Warranty            90 days

and/or the remainder of the original product warranty period, whichever is greater.

SERVICES OFFERED

Technical assistance from highly qualified Product Support engineers to resolve technical questions/problems on the phone.

Field Service support to resolve equipment problems on site by highly professional Field Service engineers.

Repair of equipment at our Repair & Return facilities in a timely and cost-effective manner.

24-Hour emergency telephone support by highly qualified Product Support engineers for traffic affecting or traffic threatening problems.

24-Hour emergency shipment of replacement parts on selected items to minimize downtime.

PRODUCT TRAINING BY HIGHLY QUALIFIED INSTRUCTORS THAT MAXIMIZES PRODUCT PERFORMANCE AND MINIMIZES MAINTENANCE COSTS.

                                           [HARRIS FARINON DIVISION LOGO] HARRIS
                                                 FARINON DIVISION

CUSTOMER SUPPORT
- ----------------------------------------------------------------------------

CUSTOMER RESOURCE CENTER

Our Customer Resource Center (CRC) is staffed with factory trained and highly qualified Product Support engineers whose task is to provide telephone support to resolve complex customer equipment problems quickly and accurately in a customer oriented manner. Customers who completed product training given by Harris Farinon and are equipped with proper test equipment and spare parts will experience quick resolution of their equipment problems. CALL CRC AND SELECT 1 WHEN PROMPTED.

24-HOUR TECHNICAL ASSISTANCE

Technical support is available 24 hours per day, seven days a week. Product Support Engineers are available in the USA from 6:30am to 5pm PST, Monday through Friday, and 7:30am to 5:00pm EST in Canada. At all other times, our Product Support Engineers will return your call within 30 minutes whenever you have traffic affecting or traffic threatening situations. In the USA, call us at 1-800-227-8332 (415-594-3800) or fax to 415-594-3659. In Canada,
call 1-800-465-4654 (514-421-8333) or fax to 514-421-3555. Please provide us with the following information when you call us.

1.  Your name, company and telephone number.
2.  Equipment type and Sales Order # or FWL # found at the bottom of the rack.
3.  Detailed description of the problem.

REPAIR AND RETURN

Harris Farinon repairs all its manufactured products as well as coordinates repairs on vendor items which are part of its systems. The standard repair turn around time for current production models is 5 working days upon receipt of the defective parts.

Repair charges and turn around time for OEM (vendor) items are set by Harris Farinon suppliers. Our close working relationships with our suppliers assure us of the best repair prices and turn around time. CALL 1-800-227-8332, AND SELECT 2 WHEN PROMPTED (210-561-7420) OR FAX REQUEST TO 210-561-7421 OR FOR CANADA CALL 1-800-465-4654 AND SELECT 2 WHEN PROMPTED (514-421-8333) OR FAX REQUEST TO 514-421-3555.


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                                           [HARRIS FARINON DIVISION LOGO] HARRIS
                                                 FARINON DIVISION

CUSTOMER SUPPORT
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RETURN MATERIAL AUTHORIZATION

Before sending in your equipment for repair, please call us at 1-800-227-8332 and select 2 when prompted for a Return Material Authorization (RMA) first or FAX your request to 210-561-7421 or for Quebec province call 1-800-465-4654 and select 2 or FAX your request to 514-421-3555. This will ensure that the repairs will be done in a timely manner and eliminate any delays due to incomplete information. Please provide us with the following information when you call us.

1.  Your name, company and telephone number.
2. Equipment type, part number, serial # and FWL number found at the bottom of the rack
3.  Detailed description of the problem.
4.  Purchase order number.
5.  Billing and shipping addresses.
6.  Any special return packing or shipping instructions.
7.  Customs clearance information if from overseas.

MODULE EXCHANGE

You may prefer to receive a replacement unit before you send your defective unit to us. Harris Farinon maintains an inventory of many different modules that can be shipped to you within 24 hours. Harris maintains product inventory so it can provide module exchange within 24 Hrs.

Emergency exchange is available with a 24 hour turn-around for current production models. Emergency exchanges are billed at actual exchange prices (zero for warranty units) plus $[CONFIDENTIAL] per unit regardless of warranty status. [CONFIDENTIAL]

All exchanged units must be returned to us within 20 calendar days (DOMESTIC) / 45 calendar days (INTERNATIONAL) from date of shipment to avoid getting invoiced for the difference between the exchange price and the list price.

The returned unit must match the product specification of the advance exchange unit like for like. CALL 1-800-227-8332, AND SELECT 2 WHEN PROMPTED (210-561-7420) OR FAX REQUEST TO 210-561-7421 OR FOR CANADA CALL
1-800-475-4654 AND SELECT 2 WHEN PROMPTED (514-421-8333) OR FAX REQUEST TO 514-421-3555.


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                                           [HARRIS FARINON DIVISION LOGO] HARRIS
                                                 FARINON DIVISION

CUSTOMER SUPPORT
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RESTOCKING CHARGE

An incremental charge, calculated as a percentage of the current list price, is invoiced as per the following table for exchanged units returned later than the 20 calendar days (DOMESTIC) / 45 calendar days (INT'L) from date of shipment:

     ------------------------------------------------------------------
         1- 45 days overdue         15% charge
        46-120 days overdue         45% charge
         > 120 days overdue         No returns accepted. Invoice
                                    difference between the exchange
                                    price and the list price.
    --------------------------------------------------------------------

EMERGENCY REPAIR

Emergency repair is available with a 24 hour turn around time for products that are of current production. Emergency repairs are billed at actual repair price (zero for warranty units) plus $[CONFIDENTIAL] per unit regardless of warranty status. Our normal shipping time is 4:00 PM unless special shipping instructions are requested. [CONFIDENTIAL]

EQUIPMENT DAMAGED DURING SHIPMENT

PLEASE CHECK FOR SHIPPING DAMAGE WHEN YOUR EQUIPMENT IS RECEIVED.

Inspect all cartons at the time of delivery. Visible damage should be brought to the attention of the carrier at once. In the event of concealed damage, keep the shipping container, packing material and equipment intact. It is your responsibility to file any claims for damage or loss with the carrier.

After the carrier has inspected the damaged material, contact Harris' Repair Administration Department to obtain a return authorization, then return the damaged equipment to Harris. Once repair costs including any and all associated freight costs have been established, you will be advised and these charges may be included in your claim. Harris will make every effort to expedite replacement of damaged goods that are the result of shipping damage.


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                                           [HARRIS FARINON DIVISION LOGO] HARRIS
                                                 FARINON DIVISION

CUSTOMER SUPPORT
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EVALUATION FEE

There is a $[CONFIDENTIAL] evaluation charge per unit if no problem is found and no repair is required. The evaluation fee will not be applied for warranty repairs.

NON-REPAIRABLE UNITS

Equipment which has been damaged due to customer negligence or which has parts removed will be repaired at prevailing flat repair fee or on a time and material basis whichever is higher regardless of the warranty status. Any equipment that is determined non-repairable will be returned to the customer. A $[CONFIDENTIAL] evaluation fee will be assessed. This fee will be credited if the customer purchase a replacement unit within 30 days.

RETURN FLIGHT

Harris Farinon prepays standard return freight back to our customers. Return freight back to customers on billable repairs is invoiced to the customers. A $[CONFIDENTIAL] handling charge is added in excess of freight charges for international shipments.

In-coming shipments should be sent DDU (delivered duty unpaid). Outgoing shipments will be sent EXW (EX Works). Service Center locations.

Customers are responsible for clearance and insurance of goods (except USA/Canada custom clearance).

The customer pays for shipping units to Harris Farinon for both warranty and out-of warranty repairs. Harris does not accept inbound shipments that are C.O.D. Special shipping requests may be subject to additional charge.

PLEASE MAKE SURE TO PACK THE UNIT IN SUCH A WAY AS TO PREVENT ELECTROSTATIC DISCHARGE AND PHYSICAL DAMAGE IN TRANSIT.

                                                                            20
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                                                 [HARRIS FARINON DIVISION LOGO]

CUSTOMER SUPPORT


ON-SITE FIELD SERVICE REPAIR

Harris Farinon factory trained Field Service engineers are available to perform on-site repairs on an as needed basis when telephone assistance can not be effectively rendered. The rate is $[CONFIDENTIAL] per hour portal to portal plus actual travel expenses with 20% mark-up (airline tickets, rental car, meals, lodging, etc.). Field service request during weekends and holidays will be billed at $[CONFIDENTIAL] per hour portal to portal. All request for on-site assistance should be made to Customer Resource Center. Call the Customer Resource Center nearest you.

CUSTOMER TRAINING

Harris Farinon offers courses in microwave, lightwave and multiplex system operation designed to maximize product performance and minimize maintenance costs. Regular classes are held in our Redwood Shores, CA and Dollard-des-Ormteaux, Canada facilities. Special classes can be held at customer sites. Training is available for standard products. All other training requirements must be quoted by the Customer Training Department.

PRICES

Regular Scheduled Class at Harris
Special Class at Harris
Special Class at Customer Site (USA)   [CONFIDENTIAL]
Special Class at Customer Site
(International)

*Farscan classes for six students maximum

ANNUAL REPAIR SERVICE PROGRAM (ARSP)

Our ARSP service will assure you that all your repairs will be covered for a minimal fee paid up front. Repairs will be processed immediately and unexpected large repair expenses will be avoided. Only Harris Farinon manufactured units are covered by the Annual Repair Service Program and the antenna system as well as OEM equipment like the channel banks are excluded. This warranty extension excludes any units deemed "irreparable" due to misuse or abuse of the units. Equipment must be in good operating condition prior to purchasing an annual repair service.

                                                                             21

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CUSTOMER SUPPORT                                  [HARRIS FARINON DIVISION LOGO]


SERVICE LOCATIONS

Our customer service representatives will ask you to ship your defective units after the RMA is given to you in one of the following locations:

Harris Farinon Division                    Harris Farinon Division
330 Twin Dolphin Drive                     5727 Farinon Drive
Redwood Shores, CA 94065-1421, USA         San Antonio, TX 78249, USA
Phone: 1-800-227-8332 or 415-594-3800      Phone: 1-800-227-8332 or
                                           210-561-7420
Fax: 415-594-3621                          Fax: 210-561-7421

Harris Farinon Canada
3 Hotel-de-Ville
Dollard-des-Ormeaux, Quebec
Canada H9B 3G4
Phone: 1-800-465-4654 or 514-421-8333
Fax: 514-421-3555
Telex: 05-821893

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[HARRIS FARINON DIVISION LOGO]


 HARRIS FARINON DIVISION & ADVANCED RADIO TELECOM
                    AGREEMENT ON
                      PUBLICITY

Pursuant to the PCS Marketing Agreement and Purchase Agreement between Advanced Radio Telecom Corporation and Harris Corporation, Farinon Division, signed on April 26, 1996; both parties agree that each party shall consult with the other before issuing any press release or otherwise making any statements to third parties with respect to the above agreements or the transactions and relationships contemplated in these agreements and shall not issue any press release or make any such statements prior to obtaining the written consent of the other party, which consent shall not be unreasonably withheld.



ADVANCED RADIO TELECOM CORPORATION

BY: /s/ Charles Menath
   -------------------------------
NAME:  Charles Menath
     -----------------------------
TITLE: V.P. Bus. Development
      ----------------------------

HARRIS CORPORATION, FARINON DIVISION

BY: /s/ J. Michael Slattery
   -------------------------------
NAME: J. Michael Slattery
      ----------------------------
TITLE: Division Controller
      ----------------------------